Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-93572, 33-97712, 333-08985, 333-13519, 333-24165,
333-31183, 333-39247 and 333-43745 and Form S-8 Nos. 333-12177, 333-29759 and
333-29763) and related Prospectuses of Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-31183-01) and related Prospectus of Highwoods/Forsyth Limited Partnership of our report dated February 20, 1998 with respect to the consolidated financial statements and schedule of Highwoods/Forsyth Limited Partnership included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                            /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
March 27, 1998